EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-103239, 333-63010, 333-50528, 333-35416, 333-93037 and 333-108918) of Agile Software Corporation of our report dated July 9, 2004, except for paragraphs appearing under “Reclassifications” in Note 1, as to which the date is June 16, 2005, relating to the consolidated financial statements and financial statement schedule, which appears in this Amendment No. 1 to Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

June 16, 2005